Exhibit 10.11

SERVICES AGREEMENT

THIS SERVICES AGREEMENT made effective the 1st day of January, 2013 (this “Agreement”), by and among USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), USA Compression GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “USAC Entities”), and USA Compression Management Services, LLC, a Delaware limited liability company (“USAC Management”).

WHEREAS, the Partnership is a limited partnership whose common units will be listed and will trade on the New York Stock Exchange;

WHEREAS, the Partnership Group (as hereinafter defined) requires certain services to operate the Partnership’s business as contemplated by the Limited Partnership Agreement (as hereinafter defined) (the “Business”); and

WHEREAS, the Partnership Group desires to engage USAC Management to provide such services to the Partnership Group, and USAC Management desires to be engaged to provide or cause to be provided such services to the Partnership Group, on the terms set out herein;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a “Party” and together, the “Parties”) agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1                                    Definitions.  Capitalized terms used, but not defined, herein shall have the meanings given them in the Limited Partnership Agreement.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquisition” means any acquisition or divestiture or series of acquisitions or divestitures by the Partnership Group of the interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise).

“Acquisition Information” means any and all information provided by or on behalf of USAC Management to the Partnership Group in the performance of the Services relating to potential Acquisitions.

“Acquisition Services” means those Services in respect of potential and consummated Acquisitions.

“Agreement” has the meaning set forth in the introduction to this Agreement.

“Audit Right” has the meaning set forth in Article VIII.

“Board” means the Board of Directors of the General Partner.

“Business” has the meaning set forth in the Recitals to this Agreement.

“Change of Control” means with respect to any entity, an event in which securities of any class entitling the holders thereof to elect a majority of the members of the board of directors or other similar governing body of the entity are acquired, directly or indirectly, by a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), who did not immediately before such acquisition own securities of the entity entitling such person or group to elect such majority (and for the purpose of this definition, any such securities held by another person who is related to such person shall be deemed to be owned by such person).

“Claim” has the meaning given that term in Section 5.1.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time.

“Confidential Information” means all information (a) furnished to USAC Management or its representatives by or on behalf of the General Partner or (b) prepared by or at the direction of the General Partner (in each case irrespective of the form of communication and whether such information is furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by USAC Management or its representatives containing or based in whole or in part on any such furnished information.

“Default Rate” means an interest rate (which shall in no event be higher than the rate permitted by applicable Law) equal to the prime interest rate of the principal lender of the Partnership Group.

“Effective Date” means January 1, 2013.

“General Partner” has the meaning set forth in the introduction to this Agreement.

“Governmental Approvals” mean any material consent, authorization, certificate, permit or approval of any Governmental Authority that is necessary for the operation of the Business in accordance with applicable Laws.

“Governmental Authority” means the United States, any foreign country, state, county, city or other incorporated or unincorporated political subdivision, agency or instrumentality thereof.

“Indemnified Party” has the meaning given such term in Section 5.2.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

“Liabilities” has the meaning given such term in Section 5.1.

“Limited Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership to be dated on or around January 18, 2013, as the same may be amended from time to time.

“Partnership” has the meaning set forth in the introduction to this Agreement.

“Partnership Group” means the Partnership, the General Partner and direct and indirect subsidiaries of the Partnership.

“Partnership Indemnified Party” has the meaning given such term in Section 5.1.

“Party” and “Parties” have the meanings set forth in the Recitals to this Agreement.

“Proceedings” means all proceedings, actions, claims, suits and notices of investigations by or before any arbitrator or Governmental Authority.

“Sales Taxes” has the meaning set forth in Section 4.2(b) of this Agreement.

“Services” has the meaning set forth in Section 2.2 of this Agreement.

“USAC Management Indemnified Party” has the meaning given such term in Section 5.2.

“Tax” or “Taxes” means (a) all taxes, assessments, charges, duties, levies, imposts or other similar charges imposed by a Tax Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Section 59A of the Code), alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Tax Authority, penalties and interest, but excluding any and all taxes based on net income, net worth, capital or profit; (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a member of a consolidated, affiliated, unitary, combined, or similar group with any other corporation or entity at any time on or prior to the Closing Date; and (c) any liability for the payment of any amount of the type described in the preceding clauses (a) or (b) whether as a result of contractual obligations to any other Person or by operation of law.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Tax Authority, including any amendments thereto.

“Term” means the period commencing with the Effective Date and ending on the date of termination of this Agreement pursuant to Section 7.1.

“USAC Entities” has the meaning set forth in the introduction to this Agreement.

“USAC Management” has the meaning set forth in the introduction to this Agreement.

“Work Product” has the meaning set forth in Section 6.3.

Section 1.2                                    Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

ARTICLE II.
PROVISION OF SERVICES

Section 2.1                                    Engagement of USAC Management. USAC Management agrees to provide, or with the approval of the General Partner, cause another Person to provide, the Partnership Group with certain Services as directed by the General Partner, and to provide personnel and any facilities, goods and equipment necessary to perform the Services.

Section 2.2                                    Scope of Services.  The “Services” shall consist of such services provided by USAC Management, as the General Partner determines may be reasonable and necessary to operate the Business, including without limitation, those services described on Exhibit A.

Section 2.3                                    Exclusion of Services.  The General Partner may temporarily or permanently exclude any particular service from the scope of Services upon 45 days’ notice to USAC Management.

Section 2.4                                    Appointment of Accounting Firm.  Notwithstanding anything to the contrary in this Agreement, the Parties hereby recognize and agree that the General Partner, with the approval of the Board, shall have the exclusive authority to appoint an independent accounting firm to audit the financial statements of the Partnership Group.

Section 2.5                                    USAC Management as Additional Obligor under Employment Agreements.  USA Compression Partners, LLC (“Opco”), a member of the Partnership Group, has entered into Employment Agreements (i) dated as of December 23, 2010 with each of Eric D. Long, Joseph C. Tusa, Jr., David A. Smith, Dennis M. Moody (as amended) and Tom Hinsdale, (ii) dated as of June 3, 2011 with J. Gregory Holloway and (iii) dated as of June 13, 2011 with Kevin M. Bourbonnais (collectively, the “Employment Agreements”).  Commencing on the Effective Date, USAC Management shall be bound, in addition to Opco, to the provisions of the Employment Agreements to the same extent as if it were the employer (the Company) thereunder, and the Partnership Group agrees that it shall cause Opco not to be released thereunder.  Each of the Partnership Group and USAC Management agrees that each of the individuals named in this Section 2.5 (and their respective representatives, heirs and permitted assigns) shall be third party beneficiaries of this Section 2.5.

ARTICLE III.
STANDARD OF CARE

Section 3.1                                    Standard of Performance.  USAC Management shall provide the applicable Services (a) using at least the same level of care, quality, timeliness and skill in providing the Services as it employs for itself and its subsidiaries, if any, and (b) in any event, (i) using no less than a reasonable level of care in accordance with industry standards, and (ii) in substantial compliance with all applicable Governmental Approvals and Laws.

Section 3.2                                    Procurement of Goods and Services.  To the extent that USAC Management is requested in writing by the General Partner to arrange for contracts with third parties for goods and services in connection with the provision of the Services, USAC Management shall use commercially reasonable efforts (a) to obtain such goods and services at rates competitive with those otherwise generally available in the area in which services or materials are to be furnished, and (b) to obtain from such third parties such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

Section 3.3                                    Protection from Liens.  USAC Management shall not permit any liens, encumbrances or charges upon or against any property of the Partnership Group arising from the provision of Services or materials under this Agreement except as approved, or consented to, by the General Partner.

Section 3.4                                    Insurance.  During the Term of this Agreement, USAC Management shall (whether in connection with the Partnership Group or otherwise) obtain and maintain from insurers who are reliable and acceptable to the General Partner and authorized to do business in the respective state or states or jurisdictions in which Services are to be performed by USAC Management, insurance coverage in the types and minimum limits as the Parties determine to be appropriate and as is consistent with standard industry practice and the Partnership’s past practices.  USAC Management agrees upon the General Partner’s request from time to time or at any time to provide the General Partner with certificates of insurance evidencing such insurance coverage and, upon request of the General Partner, shall furnish copies of such policies.  Except with respect to workers’ compensation coverage, the policies shall name each of the General Partner and the Partnership as an additional insured and shall contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against each of the General Partner and the Partnership.  The policies shall provide that they will not be cancelled or reduced without giving the General Partner at least 45 days’ prior written notice of such cancellation or reduction.  The insurance policies and coverages shall be reviewed with the Board at least annually, beginning with the first Board meeting following the Closing Date.

Section 3.5                                    Third-Party Intellectual Property.  If USAC Management uses or licenses intellectual property owned by third parties in the performance of the Services, USAC Management shall obtain and maintain any such licenses and authorizations necessary to authorize its use of such intellectual property in connection with the Services.

Section 3.6                                    Competition.  Subject to Article VI, USAC Management and its subsidiaries are and shall be free to engage in any business activity whatsoever, including those activities that may be in direct competition or conflict with the Partnership Group..

ARTICLE IV.
USAC MANAGEMENT REIMBURSEMENT; CONTINUING OBLIGATIONS

Section 4.1                                    USAC Management Payment.

(a)                                 On or before the day(s) in each calendar month in which such amounts are due by USAC Management (as detailed in writing from time to time by USAC Management to the General Partner in accordance with Section 4.1(c)), the General Partner shall pay, or cause the Partnership to pay, USAC Management with respect to any Services provided by USAC Management, during such calendar month, an amount equal to the sum of:

(i)                                     the costs and expenses incurred by USAC Management (and billed to USAC Management pursuant to Section 4.1(c)) that are directly attributable to the Partnership Group, including costs, if any, for engaging third parties such as consultants, attorneys and accountants; and

(ii)                                  a proportionate amount of all general, administrative, overhead and other indirect costs and expenses (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to Persons who provide Services to the Partnership Group) incurred by USAC Management (and billed to USAC Management pursuant to Section 4.1(c)) in providing or causing to be provided Services for the benefit of the Partnership Group reasonably allocable to the provision of such Services.

(b)                                 USAC Management shall have discretion to determine in good faith the proper allocation of costs and expenses to the General Partner pursuant to Section 4.1(a).

(c)                                  On or before the day(s) in each calendar month in which such amounts are due, USAC Management shall each provide the General Partner with an invoice for the costs and expenses described in Section 4.1(a) relating to such period.  USAC Management’s invoices therefor shall each provide reasonably detailed documentation supporting such costs and expenses.

(d)                                 In addition to the aforementioned amounts, the Partnership Group shall pay (on or prior to the date due by USAC Management in accordance with its normal payroll processes) all payroll-related amounts for work performed in any periods preceding the effective date of this Agreement, to the extent includable in payroll checks issued after the effective date of this Agreement.

Section 4.2                                    Taxes.  The Partnership Group shall be responsible for all applicable Taxes imposed as a result of the Partnership Group’s receipt of Services under this Agreement, including any Taxes that the Partnership Group is required to withhold or deduct from payments to USAC Management, except any income tax imposed upon USAC Management.

Section 4.3                                    Disputed Charges.

(a)                                 THE GENERAL PARTNER MAY, WITHIN 30 DAYS AFTER RECEIPT OF AN INVOICE FROM USAC MANAGEMENT, TAKE WRITTEN EXCEPTION TO ANY CHARGE INCLUDED IN SUCH INVOICE ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST OR EXPENSE INCURRED BY USAC MANAGEMENT IN CONNECTION WITH THE PROVISION OF SERVICES.  THE GENERAL PARTNER SHALL NEVERTHELESS PAY USAC MANAGEMENT IN FULL WHEN DUE THE INVOICED AMOUNT.  SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE GENERAL PARTNER TO RECOUP ANY CONTESTED PORTION OF

ANY AMOUNT SO PAID.  HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST OR EXPENSE INCURRED BY USAC MANAGEMENT IN CONNECTION WITH THE PROVISION OF SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY USAC MANAGEMENT TO THE GENERAL PARTNER TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE.

(b)                                 If, within 30 days after receipt of any written exception pursuant to Section 4.3(a), the General Partner and USAC Management have been unable to resolve any dispute, and if (i) such dispute relates to whether amounts were properly charged or Services actually performed and (ii) the aggregate amount in dispute exceeds $100,000, either of the General Partner or USAC Management may submit the dispute to an independent third party auditing firm that is mutually agreeable to the Partnership Group, on the one hand, and USAC Management, on the other hand.  The Parties shall cooperate with such auditing firm and shall provide such auditing firm access to such books and records as may be reasonably necessary to permit a determination by such auditing firm.  The resolution by such auditing firm shall be final and binding on the applicable Parties.

ARTICLE V.
INDEMNIFICATION

Section 5.1                                    Indemnification by USAC Management.  USAC Management hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS each member of the Partnership Group and their respective members, partners and Affiliates (excluding USAC Management to the extent it may be deemed such an Affiliate) and each of their respective officers, managers, directors, employees and agents (each, a “Partnership Indemnified Party”) from any and all threatened or actual claims, demands, causes of action, suits, proceedings, losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys’ fees and court costs (collectively, “Liabilities”), incurred by, imposed upon or rendered against one or more of the Partnership Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Liabilities are foreseeable or unforeseeable, all to the extent that such Liabilities are in respect of or arise from (a) the gross negligence or willful misconduct in USAC Management acting or omitting to act in providing Services or (b) any and all direct or indirect claims, demands, actions, causes of action, suits, right of recovery for any relief or damages, debts, accounts, damages, costs, losses, liabilities, and expenses (including interest, court costs, attorneys’ fees and expenses, and other costs of defense), of any kind or nature (each, a “Claim”), by a third party (excluding limited partners of the Partnership) relating to the gross negligence or willful misconduct of USAC Management in acting or omitting to act in providing Services, PROVIDED THAT USAC MANAGEMENT SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE PARTNERSHIP INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY PARTNERSHIP INDEMNIFIED PARTY.

Section 5.2                                    Indemnification by the Partnership Group.  Each member of the Partnership Group hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS USAC

Management and its respective members, partners and Affiliates (excluding members of the Partnership Group to the extent they may be deemed such Affiliates) and their respective officers, managers, directors, employees and agents (each, a “USAC Management Indemnified Party” and, collectively with the Partnership Indemnified Parties, each an “Indemnified Party”) from any and all Liabilities, incurred by, imposed upon or rendered against one or more of the USAC Management Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Liabilities are foreseeable or unforeseeable, all to the extent that such Liabilities are in respect of or arise from Claims by a third party relating to (a) any acts or omissions of the USAC Management Indemnified Parties in connection with acting or omitting to act in providing Services, solely to the extent that (i) such acts or omissions were performed for the benefit of any member of the Partnership Group, and (ii) such Services were performed in accordance with the standard of performance set forth in Section 3.1, or (b) the Partnership Group’s gross negligence or willful misconduct, PROVIDED THAT THE PARTNERSHIP GROUP SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE USAC MANAGEMENT INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY USAC MANAGEMENT INDEMNIFIED PARTY.

Section 5.3                                    Negligence; Strict Liability.  EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.1 AND SECTION 5.2, THE DEFENSE AND INDEMNITY OBLIGATION IN SECTION 5.1 AND SECTION 5.2 SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS (INCLUDING SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PARTY, OR ANY PRE-EXISTING DEFECT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT APPLY TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY OR IN ANY WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH DEFENSE AND INDEMNITY OBLIGATIONS EXPRESSLY RELATING TO GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR BREACH OF THIS AGREEMENT.  THE PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT KNOWN AS THE ‘EXPRESS NEGLIGENCE RULE’ TO EXPRESSLY STATE IN A CONSPICUOUS MANNER AND TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS ARTICLE HAS PROVISIONS REQUIRING ONE PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANOTHER PARTY.

Section 5.4                                    Exclusion of Damages; Disclaimers.

(a)                                 NOTWITHSTANDING THE FOREGOING, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR EXEMPLARY, PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT; PROVIDED, HOWEVER, THAT THIS SECTION 5.4(a) SHALL NOT LIMIT A PARTY’S RIGHT TO RECOVERY UNDER SECTION 5.1 AND SECTION 5.2 FOR ANY SUCH DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN

CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER SECTION 5.1 AND SECTION 5.2.

(b)                                 OTHER THAN AS SET FORTH IN SECTION 3.1, USAC MANAGEMENT DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO SERVICES RENDERED OR PRODUCTS PROCURED FOR THE GENERAL PARTNER FOR THE BENEFIT OF THE PARTNERSHIP GROUP, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER USAC MANAGEMENT KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.  HOWEVER, IN THE CASE OF OUTSOURCED SERVICES PROVIDED SOLELY FOR THE GENERAL PARTNER, IF THE THIRD-PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO THE GENERAL PARTNER, THE GENERAL PARTNER IS ENTITLED TO CAUSE USAC MANAGEMENT TO RELY ON AND TO ENFORCE SUCH WARRANTY.

ARTICLE VI.
CONFIDENTIALITY

Section 6.1                                    Non-Disclosure of Confidential Information.  USAC Management shall maintain the confidentiality of all Confidential Information; provided, however, that USAC Management may disclose such Confidential Information (a) to its Affiliates to the extent deemed by USAC Management to be reasonably necessary or desirable to enable it to perform the Services; (b) in any judicial or alternative dispute resolution Proceeding to resolve disputes between USAC Management and the Partnership Group arising hereunder; (c) to the extent disclosure is legally required under applicable Laws (including applicable securities and Tax Laws); provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution Proceeding, USAC Management shall, if requested by the General Partner, seek a protective order or other relief to prevent or reduce the scope of such disclosure; (d) if authorized by the General Partner; and (e) to the extent such Confidential Information becomes publicly available other than through a breach by USAC Management of its obligations arising under this Section 6.1.  USAC Management acknowledges and agrees that (i) the Confidential Information is being furnished to it for the sole and exclusive purpose of enabling it to perform the Services and (ii) the Confidential Information may not be used by it for any other purpose.

Section 6.2                                    Non-Disclosure of Acquisition Information.

(a)                                 Except as provided in Section 6.2(b), the General Partner shall maintain the confidentiality of all Acquisition Information.  The General Partner acknowledges and agrees that (i) the Acquisition Information is being furnished to the General Partner for the sole and exclusive purpose of enabling it to make Acquisitions and (ii) the Acquisition Information may not be used by it for any other purpose.

(b)                                 The General Partner may disclose Acquisition Information (i) to third-party advisors of the General Partner to the extent deemed by the General Partner to be reasonably necessary or desirable to enable it to evaluate or consummate an Acquisition; (ii) in any judicial or alternative dispute resolution Proceeding to resolve disputes between the General Partner or the Partnership Group and USAC Management arising hereunder; (iii) to the extent disclosure is legally required under applicable Laws (including applicable securities and Tax Laws) or any agreement to which any member of the Partnership Group is a party or by which it is bound; provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution Proceeding, the General Partner shall, if requested by USAC Management, seek a protective order or other relief to prevent or reduce the scope of such disclosure; (iv) to the General Partner’s and the Partnership Group’s existing or potential lenders, investors, joint interest owners, purchasers or other parties with whom the General Partner or the Partnership Group may enter into contractual relationships, to the extent deemed by the General Partner to be reasonably necessary or desirable to enable it to evaluate or cause the consummation of the related Acquisition; provided, however, that the General Partner shall require such Person to agree to maintain the confidentiality of the Acquisition Information so disclosed; (v) if authorized by USAC Management; and (vi) to the extent such Acquisition Information becomes publicly available other than through a breach by the General Partner of its obligation arising under this Section 6.2.

Section 6.3                                    Ownership of Work Product.  The work produced by USAC Management under the terms of this Agreement, including, without limitation, all workpapers, drafts, notes, reports, extracts and other written or electronic recordings, developed in connection with the performance of Services hereunder (“Work Product”) shall be the property of the Partnership Group.  USAC Management shall have no right or interest in any such Work Product, but may use such Work Product to perform Services hereunder, all in accordance with the limitations, duties and obligations imposed by this Agreement, including this Article VI.

Section 6.4                                    Remedies and Enforcement.  Each of the Parties acknowledges and agrees that a breach by it of its obligations under this Article VI would cause irreparable harm to the other Parties and that monetary damages would not be adequate to compensate the harmed Parties.  Accordingly, the breaching Parties agree that the harmed Parties shall be entitled to immediate equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation by the breaching Parties, without the necessity of posting bond or other security.  Each of the harmed Parties’ right to equitable relief shall be in addition to other rights and remedies available to the harmed Parties for monetary damages or otherwise.

ARTICLE VII.
TERM AND TERMINATION

Section 7.1                                    Term and Termination.  This Agreement shall have an initial term of five years unless terminated:

(a)                                 by the Board upon 120 days’ written notice for any reason in its sole discretion; or

(b)                                 by USAC Management upon 120 days’ written notice if:

(i)                                     there is a Change of Control of any USAC Entity;

(ii)                                  the USAC Entities breach this Agreement in any material respect following 30 days’ written notice detailing the breach (which breach remains uncured after such period);

(iii)                               a receiver is appointed for all or substantially all of the property of any USAC Entity;

(iv)                              an order is made to wind up any USAC Entity;

(v)                                 a final judgment, order or decree that materially and adversely affects the ability of any USAC Entity to perform under this Agreement shall have been obtained or entered against such USAC Entity, and such judgment, order or decree shall not have been vacated, discharged or stayed; or

(vi)                              any USAC Entity makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.

Section 7.2                                    Effect of Termination.  If this Agreement is terminated in accordance with Section 7.1, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement, (b) liabilities and obligations that have accrued prior to such termination, and (c) the obligation to pay any portion of amounts payable under Article IV that have accrued prior to such termination, even if such amounts have not become due and payable at that time.

Section 7.3                                    Survival.  The provisions of Article IV (with respect to unpaid amounts due hereunder), Section 4.3, Article V, Article VI, Article VIII and Article X shall survive any termination of this Agreement.

ARTICLE VIII.
AUDIT RIGHTS

At any time during the Term and for one year thereafter, the General Partner shall have the right to review and, at the General Partner’s expense, to copy, the books and records maintained by USAC Management relating to the provision of the Services. In addition, to the extent necessary to verify the performance by USAC Management of its obligations under this Agreement, the General Partner shall have the right, at the General Partner’s expense, to audit, examine and make copies of or extracts from the books and records of USAC Management (the “Audit Right”). The General Partner may exercise the Audit Right through such auditors as the General Partner may determine in its sole discretion. The General Partner shall (a) exercise the Audit Right only upon reasonable written notice to USAC Management and during normal business hours and (b) use its reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to USAC Management.

ARTICLE IX.
FORCE MAJEURE

USAC Management shall not be liable for any expense, loss or damage whatsoever arising out of any interruption of Services or delay or failure to perform under this Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of USAC Management. In any such event, USAC Management’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. USAC Management will promptly notify the Partnership Group, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, USAC Management will use commercially reasonable efforts to resume its performance with the least practicable delay.

ARTICLE X.
MISCELLANEOUS

Section 10.1                             Entire Agreement.  This Agreement forms the entire agreement between the Parties with respect to the subject matter hereof and supersedes and replaces all previous agreements, written or oral, with respect to the subject matter hereof.

Section 10.2                             Severability.  If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.

Section 10.3                             Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.  Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Austin, Texas.

Section 10.4                             Notice.  Notice under this Agreement shall be given (via hand delivery or nationally recognized overnight courier) as follows:

If to the USAC Entities:

100 Congress Avenue, Suite 450
Austin, Texas 78701
Attn: General Counsel

If to USAC Management:

100 Congress Avenue, Suite 1550
Austin, Texas 78701
Attn: President

Section 10.5                             Jointly Drafted.  This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the Parties, and shall not be construed against any Party on the basis of that Party’s role in drafting this Agreement.

Section 10.6                             Assignment.  This Agreement may not be assigned by any Party without the prior written consent of all the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.7                             No Third-Party Beneficiaries.  Except with respect to the members of the Partnership Group not party hereto, which are intended by the Parties to be third-party beneficiaries of this Agreement, nothing in this Agreement (except as specifically provided in Article V) shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third-party beneficiary contract except as set forth above.

Section 10.8                             Relationship of the Parties.  Nothing in this Agreement shall be construed to create a partnership or joint venture or give rise to any fiduciary or similar relationship of any kind.

Section 10.9                             Effect of Waiver or Consent.  No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder.  Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 10.10                      Amendment or Modification.  This Agreement may be amended, restated or modified from time to time only by the written agreement of all of the Parties; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, (a) would have a material adverse effect on the holders of Common Units or (b) would materially limit or impair the rights or reduce the obligations of the Parties under this Agreement.  Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment,” “Addendum” or a “Restatement” to this Agreement.

Section 10.11                      Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 10.12                      Withholding or Granting of Consent.  Except as expressly provided to the contrary in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 10.13                      Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

Section 10.14                      No Recourse Against Officers, Directors, Managers or Employees.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director, manager or employee of USAC Management, the General Partner or any of their respective Affiliates.

Section 10.15                      Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement by their duly authorized signatories with effect on the date first above written.

USA COMPRESSION PARTNERS, LP

By: USA Compression GP, LLC

By:	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Vice President and CFO

USA COMPRESSION GP, LLC

By:	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Vice President and CFO

USA COMPRESSION MANAGEMENT SERVICES, LLC

By:	/s/ J. Gregory Holloway
	Name:	J. Gregory Holloway
	Title:	Vice President

[Signature Page to Services Agreement]

EXHIBIT A

DESCRIPTION OF SERVICES

Services to be provided by USAC Management, as determined by the General Partner, include without limitation, the following charges (including, without limitation, salaries, bonuses and benefits) for personnel to provide the following services:

Accounting;

Acquisition Services and Evaluation;

Administrative;

Audit;

Benefits, Compensation and Human Resources Administration;

Billing and Invoices;

Books and Record Keeping;

Budget;

Cash Management;

Consulting;

Corporate Finance;

Corporate Governance and Compliance;

Credit and Debt Administration;

Employee Health and Safety;

Environmental;

Financial, Planning and Analysis;

Government and Public Relations;

Hedging and Derivatives;

Information Technology;

Insurance;

Investor Relations;

Legal;

Management;

Marketing;

Office Leasing;

Operations;

Payroll;

Property Management;

Purchasing and Materials Management;

Regulatory Management;

Risk Management;

Security;

Service Contracts;

SEC Reporting and Compliance;

Tax;

Technical;

Travel; and

Treasury

A-1